Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of First Reliance Bankshares, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), F.R. Saunders, Jr. Chief Executive Officer of the Company, and Jeffrey A. Paolucci, Chief Financial Officer of the Company, respectively, do each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F.R Saunders, Jr.

F. R. Saunders, Jr.
President / Chief Executive Officer

/s/ Jeffrey A. Paolucci

Jeffrey A. Paolucci
Chief Financial Officer

Date: March 30, 2007